Exhibit 99.1



                           Conditional Redemption of
                     Corporate Backed Trust Certificates,
             Royal & Sun Alliance Bond-Backed Series 2002-11 Trust
             Class A-1 Certificates (CUSIP: 21988G411; NYSE: XFE)
                   Class A-2 Certificates (CUSIP: 21988GBV7)



NEWS RELEASE - IMMEDIATE - May 2, 2006:

     PLEASE NOTE THAT THE CORRECT NYSE TICKER SYMBOL FOR THIS ISSUE OF CLASS A-1 CERTIFICATES IS XFE.

     U.S. Bank Trust National Association, as Trustee, under the Standard Terms for Trust Agreements dated as of January 16, 2001, as supplemented by the Series Supplement, Royal & Sun Alliance Bond-Backed Series 2002-11, dated as of June 7, 2002, as amended (the "Trust Agreement") in respect of the Corporate Backed Trust Certificates, Royal & Sun Alliance Bond-Backed Series 2002-11 Trust (the "Trust") with Lehman ABS Corporation, as depositor, received notice that the call warrant holder has exercised its right to purchase the assets of the Trust on May 5, 2006 (the "Redemption Date").

     THE EXERCISE OF THE CALL WARRANTS IS CONDITIONAL UPON RECEIPT BY THE TRUSTEE OF THE WARRANT EXERCISE CALL PRICE WITH RESPECT TO SUCH EXERCISE ON THE REDEMPTION DATE. THERE CAN BE NO ASSURANCE THAT THE CALL WARRANTS WILL IN FACT BE EXERCISED ON THE REDEMPTION DATE.

     If the Trustee receives the call price by 10:00 a.m. (New York City time) on the Redemption Date, then the certificates issued by the Trust (the "Certificates") will be redeemed in full on the Redemption Date at a price of $25 principal plus $0.106944444 accrued interest to the Redemption Date per Class A-1 Certificate and $117.312480161 accrued interest to the Redemption Date per $1,000 notional amount Class A-2 Certificate. No interest will accrue on the Certificates after the Redemption Date. If the Trustee does not receive the Call Price, then (i) the Certificates issued by the Trust will continue to accrue interest as if no exercise notice had been given and (ii) the call warrant holder may elect to deliver a conditional notice of exercise in the future.

     This press release is being issued by U.S. Bank Trust National Association as trustee of the Trust. For more information about this conditional redemption, please contact David J. Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.